UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2015

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Item 5.02 Appointment of Director, Departure of Director

On October 23, 2015, the Company’s Board has appointed Kevin Brown as a Director of the Company and Victor Lebouthillier as an advisor to the Board of Directors.

October 23, 2015, the Board of Directors accepted the resignation of Donald Findlay as Director of the Company.

The Company issued 1,850,000 stock options. On July 15, 2014, the Company had adopted the 2014 Stock Option Plan. Based on this original Stock Option Plan, on October 23, 2015, the Company has granted 1,850,000 stock options to Directors, Executives and Consultants of the Company. The exercise price of the stock options is $0.05, vested immediately, expiring October 23, 2020.

Name and Position	Amount of stock options grant
Taven White, Consultant	50,000
Allan Spissinger, Consultant	100,000
Robert McAllister, CEO	600,000
Bal Bhullar, CFO	600,000
Kevin Brown, Director	500,000

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the appointment and options grant is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Stock Option Agreement
99.1	Press Release dated October 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2015

Enertopia Corp.

By:           ”Robert McAllister”
Robert G. McAllister
President and Director